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                                                                    EXHIBIT 10.4


                                AMENDMENT TO THE
                             1993 STOCK OPTION PLAN
                                       OF
                            EXCEL REALTY TRUST, INC.
                       (AMENDED AND RESTATED MAY 28, 1998)


        WHEREAS, Excel Realty Trust, Inc. ("Company") previously adopted the 1993 Stock Option Plan of Excel Realty Trust, Inc. ("Plan"); and

        WHEREAS, pursuant to the Plan, the Stock Option Committee of the Board of Directors ("Committee") has reserved the right to amend the Plan; and

        WHEREAS, the Committee desires to amend the Plan.

        NOW, THEREFORE, the Plan is hereby amended effective September 28, 1998 as follows:

        1. The Plan shall be known as the "1993 Stock Option Plan of New Plan Excel Realty Trust, Inc."

        2. The first sentence of Section 1.4 - Company is deleted in its entirety, and the following is substituted therefor:

                "'Company' shall mean New Plan Excel Realty Trust, Inc."

        3. The words "corporation which is then a" are deleted in their entirety from Section 1.6 - Employee and Section 3.1 - Eligibility.

        4. The text of Section 1.13 - Plan is deleted in its entirety, and the following is substituted therefor:

                "'Plan' shall mean the 1993 Stock Option Plan of New Plan Excel Realty Trust, Inc. The Plan consists of two plans - one plan providing for the grant of Incentive Stock Options and the other plan providing for the grant of Non-Qualified Options."

        5. The text of Section 1.17 - Subsidiary is deleted in its entirety, and the following is substituted therefor:

                "'Subsidiary' shall mean any entity affiliated with or related to the Company, including, without limitation, any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in



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        the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain."

        6. The last sentence of Section 2.1 - Shares Subject to Plan is deleted in its entirety, and the following is substituted therefor:

                "In no event, except as subject to adjustment as provided in
        Section 2.2 (to the extent permitted by Section 422 of the Code), shall the aggregate number of shares of Common Stock which cumulatively may be available for issuance upon exercise of Incentive Stock Options exceed 10,000,000 plus to the extent such addition does not jeopardize the treatment of Incentive Stock Options as incentive stock options under
        Section 422 of the Code, the number of shares of Common Stock relating to Incentive Stock Options granted under the Plan which have expired or have been cancelled without having been exercised. The maximum number of shares of Common Stock which may be subject to Options granted under the Plan to any individual in any fiscal year shall not exceed 1,000,000."

        7. The words "with respect to Options granted to Employees who are not Officers" are deleted in their entirety from subsection (a) of Section 4.3 - Commencement of Exercisability.

        8. The text of Section 5.4 - Certain Timing Requirements is deleted in its entirety, and the following is substituted therefor:

                "Shares of the Company's Common Stock, whether or not issuable to the Optionee upon exercise of the Option, may be used to satisfy the Option price or the tax withholding consequences of such exercise in accordance with procedures set forth by the Committee."

        9. The first sentence of Section 6.1 - Stock Option Committee is deleted in its entirety, and the following is substituted therefor:

                "The Stock Option Committee shall consist of two or more Directors, appointed by and holding office at the pleasure of the Board."

        10. The text of Section 7.1 - Options Not Transferable is deleted in its entirety, and the following is substituted therefor:

                "No Option or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings


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        (including bankruptcy), and any attempted disposition thereof shall be null and void and no effect; provided, however, that nothing in this
        Section 7.1 shall prevent transfers by will, by the applicable laws of descent and distribution, or with respect to Options other than Incentive Stock Options, if the Committee in its sole discretion permits the transfer of such Options subject to any conditions or limitations specified by the Committee."

        11. The words "including without limitation Rule 16b-3" are deleted in their entirety from Section 7.6 - Conformity to Securities Laws.

        12. In all other respects the Plan, as amended, shall continue in full force and effect.


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